Ziwira, Inc. 8-K

Exhibit 10.1

ASSET PURCHASE AGREEMENT

This AGREEMENT (this “Agreement”), dated as of October 19, 2015, between Ziwira Eco Tech FZCO. (“FZCO”), a corporation organized and existing under the laws of The United Arab Emirates and Ziwira Inc. (“Ziwira”), a corporation organized and existing under the laws of Delaware, USA.

Recitals

A. FZCO owns beneficially and of record 100% of an Internet Portal, which contains the intellectual property and other related assets listed on Exhibit A, (collectively the “Internet Portal” or the “Portal”).

B. ZIWIRA wishes to purchase from FZCO, and FZCO desires to sell to ZIWIRA, 100% of the Internet Portal on the terms and subject to the conditions set forth in this Agreement.

C.  In consideration of the sale of said Internet Portal to ZIWIRA, ZIWIRA shall issue a convertible note for $599,060 USD, the 3rd party cost of the Portal, to FZCO on the terms and subject to the conditions set forth in this Agreement.

D. Upon signing of this agreement, the convertible note will be issued.

D. The above mentioned value is based on representations presented to ZIWIRA in the form of a 3rd party invoice for the creation of the Portal. Any false or inaccurate reporting will have an adverse affect on the valuation of the Portal.

F. Upon signing of this agreement (the “Closing), the Internet Portal will be transferred to ZIWIRA free and clear of all liens, loans, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature.

AGREEMENT

In consideration of the promises below and of other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties agree as follows:

SECTION 1. SALE OF THE INTERNET PORTAL AND RELATED MATTERS

1.1 Sale of The internet Portal. Subject to the terms and conditions set forth in this Agreement, at the Closing FZCO shall sell and transfer to ZIWIRA, all of FZCO’s right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether personal or mixed, tangible or intangible (including goodwill), wherever located and whether now existing or acquired prior to Closing, which relate to, or are used or held for use in connection with, the Internet Portal, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, and restrictions on transfer of any nature whatsoever, subject to the terms and conditions below, for a convertible promissory note in an amount of $599,060 USD (five hundred ninety nine thousand, sixty united states dollars) being hereafter referred to as the “convertible note”.

Page 1	Asset Purchase Agreement

1.2 Issuance of the ZIWIRA convertible note. In consideration of the sale of the Internet Portal, at Closing ZIWIRA shall issue to FZCO the $599,060 USD convertible note.

1.3 Retained Liability. FZCO will retain all liability for any claims against the Internet Portal and will reimburse ZIWIRA for any losses, damages, costs, and expenses relating to the claim incurred by ZIWIRA after the Closing.

SECTION 2. REPRESENTATIONS AND WARRANTIES
OF FZCO

As a material inducement to ZIWIRA to enter into this Agreement and purchase the Internet Portal, FZCO makes the following representations and warranties to ZIWIRA. (As used in this Agreement, “Material Adverse Effect” means a material adverse effect on the business, results of operations, financial position, assets, which will in any event include any adverse effect on the holders’ equity, assets, in excess of $25,000.00USD and “Material Adverse Change” means any change that has resulted, will result, or is likely to result in a Material Adverse Effect.)

2.1 Asset and Related Matters. FZCO does not have outstanding and has not agreed, orally or in writing, to any use, transfer or sale of the Internet Portal. FZCO has not violated any applicable laws or regulations in connection with the sale of its Internet Portal. FZCO has (and upon ZIWIRA’s purchase of the Internet Portal s pursuant to the terms of this Agreement, ZIWIRA will have) good and marketable title, free and clear of all liens, liability and encumbrances.

2.2 Authorization; No Breach. The execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which FZCO as a party have been duly authorized by FZCO. This Agreement and each other agreement contemplated in connection with the transactions hereunder, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of FZCO, enforceable against FZCO in accordance with its terms except as the enforceability thereof may be limited by the application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits on equitable remedies.

2.3 Liabilities related to the Internet Portal. FZCO is not in default under, and no condition exists that with notice or lapse of time or both would constitute a liability related to the Internet Portal under, (a) default of payment, any mortgage, loan agreement, indenture, evidence of indebtedness, against the Internet Portal (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely the ownership of the Internet Portal.

Page 2	Asset Purchase Agreement

2.4 No Adverse Consequences. Neither the execution and delivery of this Agreement by FZCO nor the consummation of the transactions contemplated hereunder will (a) result in the creation or imposition of any lien, charge, or encumbrance on any of assets or properties, (b) violate or conflict with any provision of the articles of incorporation or bylaws, (c) violate any law, judgment, order, injunction, decree, rule, regulation, or ruling of any governmental authority applicable to either FZCO or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination or acceleration of, result in the breach of the terms, conditions, or provisions of, result in the loss of any benefit or constitute a default under any agreement, instrument, license, or permit to which FZCO is a party or by which either of them is bound.

2.5 No Undisclosed Liabilities. There are no outstanding liabilities in conjunction with or related to the Internet Portal.

2.6 Title and Related Matters. FZCO has good and marketable title to the Internet Portal and all related software in conjunction with operating the Portal (a) free and clear of all, mortgages, liens, pledges, charges, claims, or encumbrances of any kind or character.

2.7 Intellectual Property Rights. FZCO does hereby warrant that the Internet Portal has not, and does not, infringe on the intellectual property rights of any third party, and no claims of infringement of any intellectual property rights have been filed or are believed to be filed in the future by any third party as they relate to the Internet Portal.

2.8 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to FZCO’s knowledge, threatened against FZCO or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the transactions hereunder.

2.9 Tax Matters. (a) FZCO has filed all national, local, and foreign tax returns and reports heretofore required to be filed and has paid or will have paid all taxes shown as due thereon, and (b) no taxing authority has asserted any deficiency in the payment of any tax or has informed Internet Portal that it intends to assert any such deficiency or to make any audit or other investigation of Internet Portal for the purpose of determining whether such a deficiency should be asserted against Internet Portal.

2.10 Compliance with Laws. FZCO is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if FZCO were not in compliance therewith, would have a Material Adverse Effect on this agreement. FZCO has not received any notice of any asserted present or past failure by FZCO to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

Page 3	Asset Purchase Agreement

2.11 Consents and Approvals. (a) FZCO is not required to submit any notice, report, or other filing with any governmental or regulatory authority in connection with FZCO’s execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder and (b) no consent, approval, or authorization of any governmental or regulatory authority is required to be obtained by FZCO in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder.

2.12 Brokers. There are no claims for broker’s commissions, finder’s fees, or similar compensation in connection with the transactions hereunder based on any arrangement or agreement entered into by FZCO or binding on ZIWIRA.

2.13 Accuracy of Representations and Warranties. Neither this Agreement nor any of the schedules, attachments, certificates, or other items prepared or supplied to ZIWIRA by or on behalf of FZCO with respect to the transactions hereunder contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES
OF ZIWIRA

As a material inducement to FZCO to enter into this Agreement and sell of the Internet Portal, ZIWIRA hereby makes the following representations and warranties to FZCO:

3.1 Organization; Power. ZIWIRA is a corporation duly incorporated and legally existing under the laws of the state of Delaware, and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under it. The copies of ZIWIRA’s articles of incorporation have been furnished to FZCO’s lawyer reflect all amendments made thereto at any time before the Closing Date and are correct and complete.

3.2 Authorization. ZIWIRA’s execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which ZIWIRA is a party have been duly and validly authorized by all necessary corporate action of ZIWIRA, and this Agreement and each such other agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of ZIWIRA enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies.

3.3 No Conflict with Other Instruments or Agreements. ZIWIRA’s execution, delivery, and performance of this Agreement and all other agreements contemplated by this Agreement to which ZIWIRA is a party will not result in a breach or violation of, or constitute a default under, ZIWIRA’s Articles of Incorporation or Bylaws or any material agreement to which ZIWIRA is a party or by which ZIWIRA is bound.

Page 4	Asset Purchase Agreement

3.4 Conduct of Business; Liabilities. ZIWIRA is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default of ZIWIRA under, (a) any mortgage, loan agreement, indenture, evidence of indebtedness, or other instrument evidencing borrowed money to which ZIWIRA is a party or by which ZIWIRA or the property of ZIWIRA is bound or (b) any judgment, order, or injunction of any court, arbitrator, or governmental agency that would reasonably be expected to affect materially and adversely ZIWIRA’s business, financial condition, or results of operations of ZIWIRA.

3.5 Governmental Authorities. (a) ZIWIRA is required to submit notice by the Form 8-K, to the Security Exchange Commission (SEC) in accordance with ZIWIRA’s execution, delivery, and performance of this Agreement and the consummation of the transactions hereunder.

3.6 Litigation. There are no actions, suits, proceedings, or governmental investigations or inquiries pending or, to ZIWIRA’s knowledge, threatened against ZIWIRA or its properties, assets, operations, or businesses that might delay, prevent, or hinder the consummation of the transactions hereunder.

3.7 Investment Purpose. ZIWIRA is acquiring the Internet Portal for its own use with the intention of developing the asset during the course of the negotiation of this Agreement, ZIWIRA has had the opportunity to ask questions of and receive answers from representatives of FZCO concerning Internet Portal, and the transactions hereunder.

3.8 Tax Matters. (a) ZIWIRA has filed all national, local, and foreign tax returns and reports heretofore required to be filed and has paid all taxes shown as due thereon, and (b) no taxing authority has asserted any deficiency in the payment of any tax or has informed ZIWIRA that it intends to assert any such deficiency or to make any audit or other investigation of ZIWIRA for the purpose of determining whether such a deficiency should be asserted against ZIWIRA.

3.9 Compliance with Laws. ZIWIRA is in material compliance with all laws, statutes, ordinances, regulations, orders, judgments, or decrees applicable to it, the enforcement of which, if ZIWIRA were not in compliance therewith, would have a Material Adverse Effect on the business. Yet ZIWIRA has not received any notice of any asserted present or past failure by ZIWIRA to comply with such laws, statutes, ordinances, regulations, orders, judgments, or decrees.

3.10 Brokers. There are no claims for broker’s commissions, finder’s fees, or similar compensation in connection with the transactions hereunder based on any arrangement or agreement entered into by ZIWIRA and binding on FZCO.

Page 5	Asset Purchase Agreement

3.11 Accuracy of Representations and Warranties. None of the representations or warranties of ZIWIRA contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary to make the statements contained in this Agreement not misleading.

SECTION 5. COVENANTS OF FZCO

FZCO covenants and agrees with ZIWIRA as follows:

4.1 Satisfaction of Conditions. FZCO use reasonable efforts to obtain as promptly as practicable the satisfaction of the conditions to the Closing set forth in Section 6 and any necessary consents or waivers under or amendments to agreements by which FZCO or the Internet Portal is bound.

4.2 Supplements to Schedules. Before the Closing, FZCO will supplement or amend the Schedules to this Agreement with respect to any matter arising after the date of this Agreement that, if existing or occurring at or before the date of this Agreement, would have been required to be set forth or described in such Schedule.

4.3 No Solicitation. Until the Closing or termination of this Agreement, neither FZCO, nor any of their respective directors, officers, employees, affiliates or agents, will, directly or indirectly, encourage, solicit, initiate, or enter into any discussions or negotiations concerning the sale of the Portal, furnish any information concerning the Internet Portal to any party in connection with any transaction involving the acquisition of the Internet Portal to any person or entity other than ZIWIRA. From the date of this Agreement until Closing, if FZCO receives any inquiry or offer to purchase the Internet Portal from a third party, FZCO will promptly inform ZIWIRA of any inquiry (including the terms thereof and the person or entity making such inquiry).

4.4 Covenant Not to Compete. From and after the Closing Date, FZCO shall not, without ZIWIRA’s prior written consent, for a period of 60 months after the Closing Date, directly or indirectly engage in, or have any interest in any corporation, partnership, limited liability company, association, joint venture, or other entity that engages in, any “Competitive Activity,” as defined in this section. For purposes of this Section 4.4, “Competitive Activity” means the ownership, operation, management, or control of any person or business, or any employment with any “green” Internet Portal, or any business that provides any product or service of the nature sold on the Internet Portal.

The covenants contained in Section 4.4 will be deemed to be a series of separate covenants for each jurisdiction in which enforcement is sought. If in any judicial proceeding a court refuses to enforce all the separate covenants deemed to be included in Section 4.4, any unenforceable covenant will be deemed eliminated from the provisions of Section 4.4 for the purposes of such proceeding to the extent necessary to allow the remaining covenants to be enforced in such proceeding. In addition, the duration of each covenant may be limited by a court to the extent necessary to permit the enforcement of such separate covenants. The parties agree that violation of the covenants in Section 4.4 would cause irreparable injury to ZIWIRA and, if so, that any remedy at law will be inadequate; therefore, ZIWIRA will be entitled, in addition to any other rights and remedies that ZIWIRA may have at law or in equity, to injunctions and orders (including temporary restraining orders) to enjoin and restrain FZCO from violating or continuing to violate any covenant contained in Section 4.4.

Page 6	Asset Purchase Agreement

SECTION 6. JOINT COVENANTS

5.1 Satisfaction of Conditions. FZCO and ZIWIRA will each use its best efforts to cause the conditions set forth in Sections 6 and 7, respectively, to be satisfied.

5.2 Public Announcements. No press releases, other public announcements, or notices to customers concerning the transactions contemplated by this Agreement will be made by ZIWIRA or FZCO without the prior written consent of the other party, which consent will not be unreasonably withheld; provided, however, that nothing herein will prevent a party from supplying such information or making statements as required by governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which will in any such case be given to the other party or parties). This Section 5.2 will not require FZCO to approve any Form 8-K filing required by ZIWIRA, and ZIWIRA shall have the right to prepare and file the required Form 8-K without any consent from FZCO.

5.3 Action After the Closing. On the reasonable request of any party after the Closing, all other parties will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to the transactions hereunder. FZCO shall provide ZIWIRA with all information it requires in order for ZIWIRA to file its Form 8-K with the Securities and Exchange Commission. Any failure to do so shall result in a default of this Agreement by FZCO.

SECTION 7. CONDITIONS PRECEDENT TO THE
FZCO OBLIGATIONS

Each and every obligation of FZCO under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

6.1 Representations and Warranties; Performance. Each of the representations and warranties made by Ziwira, in this Agreement will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. Ziwira will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing. FZCO will have received, at the Closing, a certificate of Ziwira signed by an Officer of Ziwira, stating that each of the representations and warranties made by Ziwira in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that Ziwira has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by them before the Closing.

Page 7	Asset Purchase Agreement

6.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against Ziwira, or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the transactions hereunder, questioning the validity or legality of the transactions hereunder, or seeking damages in connection with the transactions hereunder.

6.3 Material Change. After the date of this Agreement to the Closing, Ziwira shall not have suffered any Material Adverse Change (whether or not such change is referred to or described in any supplement to any Schedule to this Agreement) in its operations except where related to the development of the software.

6.4 Corporate Action. Ziwira will have furnished to FZCO a copy, certified by legal counsel, of Ziwira resolutions authorizing the execution, delivery, and performance of this Agreement.

SECTION 8. CONDITIONS PRECEDENT TO THE
OBLIGATIONS OF ZIWIRA

Each and every obligation of ZIWIRA, under this Agreement is subject to the satisfaction, at or before the Closing, of each of the following conditions:

7.1 Representations and Warranties; Performance. Each of the representations and warranties made by FZCO in this Agreement will be true and correct in all material respects as of the Closing with the same effect as though made at that time except for changes contemplated, permitted, or required by this Agreement. FZCO will have performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing. Ziwira will have received, at the Closing, a certificate of FZCO, signed by the Officer of FZCO, stating that each of the representations and warranties made by FZCO in this Agreement is true and correct in all material respects as of the Closing except for changes contemplated, permitted, or required by this Agreement and that FZCO has performed and complied with all agreements, covenants, and conditions required by this Agreement to be performed and complied with by it before the Closing.

7.2 No Proceeding or Litigation. No action, suit, or proceeding before any court or any governmental or regulatory authority will have been commenced and be continuing, and no investigation by any governmental or regulatory authority will have been commenced and be continuing, and no action, investigation, suit, or proceeding will be threatened at the time of the Closing, against FZCO or any of their affiliates, associates, officers, or directors, seeking to restrain, prevent, or change the transactions hereunder, questioning the validity or legality of the transactions hereunder, or seeking damages in connection with the transactions hereunder.

Page 8	Asset Purchase Agreement

7.3 Corporate Action. FZCO will have furnished to Ziwira a copy, certified by a FZCO Officer, of FZCO’s resolutions authorizing the execution, delivery, and performance of this Agreement.

7.4. Legal Opinion. Ziwira will have received an opinion of FZCO’s legal counsel, prior to the Closing, in form and content reasonably acceptable to ZIWIRA and its lawyer, to the effect that (a) FZCO’s organization, existence, and ownership of the Portal are as stated in this Agreement, (b) FZCO’s execution and delivery of this Agreement has been authorized by all necessary corporate action, (c) this Agreement is enforceable against FZCO in accordance with its terms, and (d) except as specified in the opinion, such lawyer does not know of any litigation, claim, proceeding, or governmental investigation pending or threatened against FZCO.

SECTION 8. CLOSING

8.1 Time, Place, and Manner of Closing. The closing of the transactions hereunder (the “Closing”) will be held at the offices of FZCO on or before October 30, 2015, or at such other time and place as the parties may agree. At the Closing, the parties to this Agreement will exchange signed documents to determine whether the terms and conditions of this Agreement have been satisfied.

8.2 Events of Closing. At the Closing, the following events will occur:

(a)	ZIWIRA will purchase the Internet Portal from FZCO;

(b) FZCO will transfer the Internet Portal to ZIWIRA, free of any liens or encumbrances.

(c) ZIWIRA will issue to FZCO, the convertible note in the amount of $599,060 USD.

(d) FZCO will execute and deliver a bill of sale in the form of Exhibit B hereto in form and substance satisfactory to Buyer (the “Bill of Sale”) and duly executed by Seller, transferring all of the assets related to the Internet Portal to Buyer.

(e) FZCO will deliver executed corporate resolutions allowing for the sale of the Internet Portal.

(f) FZCO shall deliver such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyer, as may be required to give effect to this Agreement, including assignments of intellectual property or other related assets that require unique or separate instruments of conveyance.

Page 9	Asset Purchase Agreement

8.3 Consummation of Closing. All acts, deliveries, and confirmations comprising the Closing, regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act, delivery, or confirmation of the Closing and none of such acts, deliveries, or confirmations will be effective unless and until the last of the same shall have occurred.

SECTION 9. TERMINATION

9.1 Rights of Parties to Terminate. This Agreement may be terminated:

(a) By ZIWIRA, if FZCO breached any of its respective obligations under this Agreement in any material respect;

(b) By FZCO, if ZIWIRA has breached any of its obligations under this Agreement in any material respect;

(c) By either FZCO or ZIWIRA, by written notice to the other party, if the Closing has not occurred on or before October 30, 2015; provided, however, that the right to terminate this Agreement under this Section 9.1(c) will not be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

(d) By the mutual consent of ZIWIRA and FZCO.

9.2 Effect of Termination. If either ZIWIRA or FZCO decides to terminate this Agreement pursuant to Section 10.1, such party will give written notice to the other party to this Agreement of such decision. In the event of a termination of this Agreement, the parties to this Agreement will be released upon receipt of the termination notice from all liabilities and obligations arising under this Agreement with respect to the matters contemplated by this Agreement, other than for damages arising from a breach of this Agreement.

SECTION 10. SURVIVAL; INDEMNIFICATION

10.1 Survival of Representations and Warranties. All representations and warranties made in this Agreement will survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement will be deemed to have waived any misrepresentation or breach of the representation or warranty if the party had knowledge of such breach before the Closing. The representations and warranties in this Agreement, with the exception of the warranty made in Section 2.7, will terminate Two years after the closing date, and such representations or warranties will thereafter be without force or effect, except for any claim with respect to which notice has been given to the potential indemnifying party before such expiration date.

Page 10	Asset Purchase Agreement

10.2 Indemnification by FZCO.

10.2.1 Extent of Indemnification. FZCO hereby agrees to indemnify and to hold ZIWIRA and its successors and assigns harmless from and against any and all claims, liabilities, obligations, costs, and expenses, including reasonable attorney fees (collectively, “Damages”) arising out of or related to:

(a) Any breach or inaccuracy of any representation or warranty of FZCO or in this Agreement or any Related Document; or

(b) Any failure by FZCO to perform any covenant required to be performed by it pursuant to this Agreement or any Related Document.

10.2.2 Notice of Claim. If any claim is asserted against ZIWIRA that would give rise to a claim by ZIWIRA against FZCO for indemnification under the provisions of this section, then ZIWIRA will promptly give written notice to FZCO concerning such claim and FZCO will, at no expense to ZIWIRA, defend the claim.

10.3 Indemnification by ZIWIRA.

10.3.1 Extent of Indemnification. ZIWIRA agrees to defend, indemnify, and hold harmless FZCO from and against all Damages arising out of or related to:

(a) Any breach or inaccuracy of any representation or warranty of ZIWIRA made in this Agreement or any Related Document; or

(b) Any failure by ZIWIRA to perform any covenant required to be performed by ZIWIRA pursuant to this Agreement or any Related Document.

10.3.2 Notice of Claim. If any claim is asserted against FZCO would give rise to a claim by FZCO against ZIWIRA for indemnification under the provisions of this section, then FZCO promptly give written notice to ZIWIRA concerning such claim and ZIWIRA will, at no expense to FZCO, to defend the claim.

SECTION 11. MISCELLANEOUS PROVISIONS

11.1 Waiver of Compliance; Consent.

11.1.1 Waiver of Compliance. Any failure of any party to comply with any obligation, covenant, agreement, or condition in this Agreement may be waived by the party entitled to the performance of such obligation, covenant, or agreement or by the party who has the benefit of such condition, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Page 11	Asset Purchase Agreement

11.1.2 Consent. Whenever this Agreement requires or permits consent by or on behalf of any party to this Agreement, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth in Section 11.1.1.

11.2 Payment of Fees and Expenses. Each party to this Agreement will be responsible for, and will pay, all of its own fees and expenses, including those of its lawyers and accountants, incurred in the negotiation and preparation of this Agreement, and the consummation of the transactions hereunder.

11.3 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, and successors.

11.4 Assignment. Except with the other party’s prior written consent, a party may not assign any rights or delegate any duties under this Agreement.

11.5 Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be mailed by certified mail, return receipt requested, postage prepaid, addressed to the parties as follows:

To: ZIWIRA INC.

445 Park Avenue, 9th Floor

New York, New York

10022

To: Ziwira Eco Tech FZCO

Techno Hub Building, Office No. 161-162,

PO Box No. 341171, Dubai Silicon Oasis, UAE.

The addresses to which notices or other communications shall be mailed may be changed from time to time by giving written notice to the other party as provided in this Section 3.

11.6 Amendment. This Agreement may be amended, only by an instrument in writing executed by all the parties.

11.7 Headings. The headings used in this Agreement are solely for convenience of reference, are not part of this Agreement, and are not to be considered in construing or interpreting this Agreement.

11.8 Entire Agreement. This Agreement (including the schedules) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement, and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

11.9 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

Page 12	Asset Purchase Agreement

11.10 Severability. If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

11.11 Waiver. Any provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

11.12 Further Assurances. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

11.13 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

11.14. Schedules. The schedules and exhibits referenced in this Agreement are a part of this Agreement as if fully set forth in this Agreement.

11.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

11.16 Venue. This Agreement has been made within the state of Delaware and Dubai. If any suit or action is filed by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, venue shall be in the arbitration institution of Delaware.

11.17 Arbitration. Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration in Delaware. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.

Page 13	Asset Purchase Agreement

The parties have entered into this Agreement as of the date first written above.

Ziwira Inc.	Ziwira Eco Tech FZCO
a Delaware corporation	a United Arab Emirates Corporation.

By: Dliar Adam Merza	By: Dliar Adam Merza

Title: CEO	Title: CEO

By: Firas Al-Haddad
Title : COO

Date : October 24, 2015

Page 14	Asset Purchase Agreement

EXHIBIT A

PURCHASED ASSETS ASSOCIATED WITH THE INTERNET PORTAL

1) DOMAIN NAME – www.ziwira.com

2) SOURCE CODE

Page 15	Asset Purchase Agreement

EXHIBIT B

BILL OF SALE

October 24, 2015

THIS BILL OF SALE (this “Bill of Sale”) is being executed and delivered by Ziwira Eco Tech FZCO, a United Arab Emirates corporation (“Seller”), pursuant to that certain Asset Purchase Agreement (the “Agreement”) dated as of October 24, 2015, by and between Seller and Ziwira, Inc., a Delaware corporation (“Buyer”). Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

1.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Seller does hereby transfer, convey and assign to Buyer, all its right, title and interest in and to the Internet Portal, and all common law and other rights to any of the Internet Portal trade names, trademarks, content, source code, copyrights and other intellectual property.

2.

TO HAVE AND TO HOLD said Internet Portal unto Buyer, Buyer’s representatives, successors and assigns, to and for its or their uses forever. Seller hereby represents and warrants it has good and marketable title to the Internet Portal and has the right to transfer its interest in such Internet Portal, and Seller will defend Buyer’s title to said Internet Portal against all and every person and persons whomsoever.

3.

To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Agreement, the terms and provisions of the Agreement will govern.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be executed effective as of this 24 day of October, 2015.

SELLER:

Ziwira Eco Tech FZCO

By:
Name:	Dliar Adam Merza
Title:	CEO

Page 16	Asset Purchase Agreement